Exhibit 99.1

CONTACT:	William George	675 Bering Drive, Suite 400
	Chief Financial Officer	Houston, Texas 77057
	713-830-9600	713-830-9600
713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

— Strong Earnings and Cash Flows —

Houston, TX — March 1, 2010 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced net income of $7,602,000 or $0.20 per diluted share, for the quarter ended December 31, 2009, as compared to net income of $12,491,000 or $0.32 per diluted share, in the fourth quarter of 2008.  Net income from continuing operations for the three months ended December 31, 2009 was $7,536,000 or $0.20 per diluted share as compared to $12,720,000 or $0.32 per diluted share for the fourth quarter of 2008.  The Company reported revenues from continuing operations of $256,693,000 in the current quarter, as compared to $327,908,000 in 2008.  The Company also reported free cash flow of $6,730,000 in the current quarter, as compared to $32,101,000 in 2008.  Backlog as of December 31, 2009 was $550,248,000 ($523,146,000 on a same store basis) compared to $554,280,000 as of September 30, 2009.  Backlog as of December 31, 2008 was $751,633,000.

Bill Murdy, Comfort Systems USA’s Chairman and CEO, said, “We are pleased to report that in the fourth quarter and for all of 2009 we achieved strong profitability and generated substantial cash despite a challenging environment.  Once again our workforce delivered industry-leading quality and results.  As expected we are reporting revenue and backlog declines, although we remain optimistic in light of our solid backlog levels and our demonstrated ability to book smaller projects and service work.  We are confident that we will earn more than our share of available business in the coming months.”

The Company reported net income for the year ended December 31, 2009 of $34,182,000 or $0.89 per diluted share, as compared to $49,690,000 or $1.24 per diluted share in 2008.  Net income from continuing operations for the year ended December 31, 2009 was $34,596,000 or $0.90 per diluted share as compared to $49,804,000 or $1.24 per diluted share for 2008.  The Company also reported revenues of $1,128,907,000 from continuing operations for 2009, as compared to $1,321,770,000 in 2008.  Free cash flow for the year ended December 31, 2009 was $45,564,000 as compared to free cash flow of $68,935,000 in 2008.

Bill Murdy concluded, “We anticipate solid profitability in 2010 and we believe we can improve our competitive position in the markets we serve.  We plan to invest in existing operations and we believe that over the coming months we will continue to add new businesses in attractive geographies.”

As previously announced, the Company will host a conference call to discuss its financial results and position in more depth on Tuesday, March 2, 2010 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-888-713-4216 and enter 51850181 as the passcode.  Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PUKWBPU4B.  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.  The call can also be accessed on the Company’s website at www.comfortsystemsusa.com under the Investor tab.  A replay of the entire call will be available until 6:00 p.m. Central Time, Monday, March 8, 2010 by calling 1-888-286-8010 with the conference passcode of 75606263, and will also be available on our website on the next business day following the call.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 80 locations in 72 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current plans and expectations of future events Comfort Systems USA, Inc. and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, among others, the use of incorrect estimates for bidding a fixed-price contract, undertaking contractual commitments that exceed our labor resources, failing to perform contractual obligations efficiently enough to maintain profitability, national or regional weakness in construction activity and economic conditions, financial difficulties affecting projects, vendors, customers, or subcontractors, our backlog failing to translate into actual revenue or profits, difficulty in obtaining or increased costs associated with bonding and insurance, impairment to goodwill, errors in our percentage-of-completion method of accounting, the result of competition in our markets, our decentralized management structure, shortages of labor and specialty building materials, retention of key management, seasonal fluctuations in the demand for HVAC systems, the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance, adverse litigation results and other risks detailed in our reports filed with the Securities and Exchange Commission. A further list and description of these risks, uncertainties and other factors are discussed under “Item 1A. Company Risk Factors.” These forward-looking statements speak only as of the date of this filing. Comfort Systems USA, Inc. expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, developments, conditions or circumstances on which any such statement is based.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months and Twelve Months Ended December 31, 2009 and 2008

(in thousands, except per share amounts)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	(unaudited)
	2009	%	2008	%	2009	%	2008	%
Revenues	$256,693	100.0%	$327,908	100.0%	$1,128,907	100.0%	$1,321,770	100.0%
Cost of services	202,022	78.7%	255,046	77.8%	903,357	80.0%	1,061,830	80.3%
Gross profit	54,671	21.3%	72,862	22.2%	225,550	20.0%	259,940	19.7%

SG&A	42,848	16.7%	52,387	16.0%	169,023	15.0%	180,784	13.7%
(Gain) loss on sale of assets	(8)	—	21	—	(106)	—	(290)	—
Operating income	11,831	4.6%	20,454	6.2%	56,633	5.0%	79,446	6.0%

Interest income (expense), net	(163)	(0.1)%	156	—	(617)	(0.1)%	1,160	0.1%
Other income	12	—	(94)	—	17	—	64	—
Income before income taxes	11,680	4.6%	20,516	6.3%	56,033	5.0%	80,670	6.1%
Income tax expense	4,144		7,796		21,437		30,866
Income from continuing operations	7,536	2.9%	12,720	3.9%	34,596	3.1%	49,804	3.8%

Discontinued operations: Operating income (loss), net of income tax (expense) benefit of $48, $110, $181, and $(35)	48		(229)		(339)		(114)
Estimated gain (loss) on disposition, net of tax expense of $(214), $—, $(214), and $—	18		—		(75)		—

Net income	$7,602	3.0%	$12,491	3.8%	$34,182	3.0%	$49,690	3.8%

Income per share:
Basic-
Income from continuing operations	$0.20		$0.33		$0.91		$1.26
Discontinued operations -
Loss from operations	—		(0.01)		(0.01)		—
Estimated loss on disposition	—		—		—		—
Net income	$0.20		$0.32		$0.90		$1.26

Diluted -
Income from continuing operations	$0.20		$0.32		$0.90		$1.24
Discontinued operations -
Loss from operations	—		—		(0.01)		—
Estimated loss on disposition	—		—		—		—
Net income	$0.20		$0.32		$0.89		$1.24

Shares used in computing income per share:
Basic	37,780		38,825		38,046		39,424
Diluted	38,208		39,217		38,451		40,025

Note 1:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information – Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) (Unaudited):

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2009	%	2008	%	2009	%	2008	%
Net income	$7,602		$12,491		$34,182		$49,690
Discontinued operations	(66)		229		414		114
Income taxes	4,144		7,796		21,437		30,866
Other income	(12)		94		(17)		(64)
Interest (income) expense, net	163		(156)		617		(1,160)
(Gain) loss on sale of assets	(8)		21		(106)		(290)
Depreciation and amortization	3,630		3,092		13,432		12,586
Adjusted EBITDA	$15,453	6.0%	$23,567	7.2%	$69,959	6.2%	$91,742	6.9%

Note 1:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income, excluding discontinued operations, income taxes, other income, interest (income) expense, net, (gain) loss on sale of assets and depreciation and amortization.  Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2009	2008

Cash and cash equivalents	$127,850	$117,015
Accounts receivable, net	203,353	266,602
Costs and estimated earnings in excess of billings	20,432	19,123
Other current assets	61,520	40,905
Assets related to discontinued operations	—	1,544
Total current assets	413,155	445,189
Property and equipment, net	34,671	35,650
Goodwill	100,194	90,940
Identifiable intangible assets, net	19,380	16,281
Other noncurrent assets	7,548	10,432
Total assets	$574,948	$598,492

Current maturities of long-term debt	$250	$—
Current maturities of notes to former owners	917	1,336
Accounts payable	83,848	98,190
Billings in excess of costs and estimated earnings	66,343	97,505
Other current liabilities	97,672	100,957
Liabilities related to discontinued operations	—	397
Total current liabilities	249,030	298,385
Long-term debt, net of current maturities	—	—
Notes to former owners, net of current maturities	6,441	9,363
Other long-term liabilities	13,493	4,273
Total liabilities	268,964	312,021
Total stockholders’ equity	305,984	286,471
Total liabilities and stockholders’ equity	$574,948	$598,492

Selected Cash Flow Data (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	(unaudited)
	2009	2008	2009	2008
Cash provided by (used in):
Operating activities	$9,497	$35,895	$54,251	$82,851
Investing activities	$(11,581)	$(3,913)	$(18,822)	$(65,034)
Financing activities	$(9,929)	$(17,267)	$(24,594)	$(40,433)

Free cash flow:
Cash from operating activities	$9,497	$35,895	$54,251	$82,851
Purchases of property and equipment	(3,037)	(3,794)	(9,457)	(14,572)
Proceeds from sales of property and equipment	270	—	770	656

Free cash flow	$6,730	$32,101	$45,564	$68,935

Note 1:  Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.